[NEW YORK LIFE LOGO]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
                                       for

             PRESENTED BY: Enter Your Name Using Agent Setup
                           Agent License #and License #
                           New York Life Insurance and Annuity Corporation 51 Madison Avenue
                           New York, NY 10010

              CONTACT AT:    Office: 123-1323
                             FAX: 234-2345
                             Email: me@mail.net

Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC Pinnacle Survivorship Variable Universal Life
           Prospectus and is not valid unless all pages are attached.

ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.

-------------------------------------------------------------------------------
     THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING INVESTMENT ACCOUNTS COULD AFFECT THE POLICY CASH VALUE AND LIFE
  INSURANCE BENEFIT. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS. SPECIFICALLY, THE VALUES SHOWN IN THIS ILLUSTRATION REFLECT HYPOTHETICAL ASSUMPTIONS AS TO INVESTMENT RATE OF RETURN,
   PREMIUM PAYMENT OPTION, LIFE INSURANCE BENEFIT OPTION, FACE AMOUNT, POLICY TRANSACTIONS AND POLICY CHANGES. THE VALUES WOULD BE AFFECTED BY A CHANGE IN ANY OF THESE ASSUMPTIONS. THE INVESTMENT RATES OF RETURN SHOWN IN THIS ILLUSTRATION
   ARE HYPOTHETICAL LEVEL ANNUAL RATES OF RETURN. EVEN IF THE AVERAGE RATE OF RETURN, OVER A SPECIFIED PERIOD, IS THE SAME AS THE HYPOTHETICAL RATE, ACTUAL
  RESULTS WILL VARY DUE TO FLUCTUATIONS IN THE ACTUAL RATES OF RETURN. BECAUSE THIS IS A FLEXIBLE PREMIUM POLICY, IT IS THE RESPONSIBILITY OF THE POLICYOWNER
   TO ASSURE THAT SUFFICIENT PREMIUMS ARE PAID TO KEEP THE POLICY IN FORCE. A
    POLICY MAY TERMINATE DUE TO INSUFFICIENT PREMIUMS AND/OR POOR INVESTMENT PERFORMANCE. EXCESSIVE LOANS OR WITHDRAWALS MAY CAUSE THE POLICY TO LAPSE DUE TO
                      INSUFFICIENT CASH SURRENDER VALUES.
-------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                        ( , FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

  INSURED /
POLICY OWNER
 INFORMATION

BASIC PLAN &
  PREMIUM
INFORMATION

PREMIUM
SUMMARY


                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION

           ILLUSTRATION INPUT SUMMARY FOR -PROSPECT1- AND -PROSPECT2-


==================================================================================================================================
                Primary Insured:                                            Second Insured:
                            Age: 45 DATE OF BIRTH:                                     Age: 45  DATE OF BIRTH:
                            Sex: MALE                                                  Sex: FEMALE
             Underwriting Class: PREFERRED                              Underwriting Class: PREFERRED
                          Owner: INSURED
                State Issued In: NEVADA                                     Owner Tax Rate: 28%

==================================================================================================================================
                    Face Amount: $2,000,000                    Section 7702 Testing Method: GUIDELINE PREMIUM
          Life Insurance Option: LEVEL                                                      ASSUMED PREMIUM ALLOCATION
                   Premium Mode: ANNUAL
          Planned Modal Premium: $10,205.40                    Separate Account Percentage: 100%
                 Premium Option: SYSTEM CALCULATED PREMIUM         Separate Account Amount: $10,205.40
     1st Year Unplanned Premium: $0.00                            Fixed Account Percentage: 0%
                                                                      Fixed Account Amount: $0.00

==================================================================================================================================


-------------------------------------------------------------------------------------------
                            ANNUAL         SEMI ANNUAL       QUARTERLY           MONTHLY
-------------------------------------------------------------------------------------------
MEC Premium:              72,250.00         36,125.00        18,062.50          6,020.83
Minimum Premium:           2,350.56          1,175.28           587.64            195.88
Target Premium:           14,100.00          7,050.00         3,525.00          1,175.00
Guideline Annual:         26,019.99         13,009.99         6,504.99          2,168.33
Guideline Single:        275,676.21        137,838.10        68,919.05         22,973.01
-------------------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                        ( , FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
                  BASIC LEDGER FOR -PROSPECT1- AND -PROSPECT2-

------------------------------------------------------------------------------------------------------------------------------------
                          CURRENT POLICY CHARGES          GUARANTEED POLICY CHARGES          GUARANTEED POLICY CHARGES
                             SEPARATE ACCOUNT                 SEPARATE ACCOUNT                   SEPARATE ACCOUNT
                       GROSS RATE OF RETURN OF 8.00%    GROSS RATE OF RETURN OF 8.00%       GROSS RATE OF RETURN OF 0%
                        NET RATE OF RETURN OF 7.12%      NET RATE OF RETURN OF 7.12%        NET RATE OF RETURN OF -0.81%
                        FIXED ACCOUNT RATE OF 6.05%      FIXED ACCOUNT RATE OF 6.05%        FIXED ACCOUNT RATE OF 3.00%
            ------------------------------------------------------------------------------------------------------------------------
END  YNGR    GROSS                  CASH       LIFE                   CASH      LIFE                   CASH       LIFE      PREMIUM
 OF  INSRD. PREMIUM   CASH VALUE  SURRENDER  INSURANCE  CASH VALUE  SURRENDER INSURANCE  CASH VALUE  SURRENDER  INSURANCE  ACCUM. AT
YEAR  AGE                           VALUE     BENEFIT                 VALUE   BENEFIT                 VALUE     BENEFIT      5.0%
---------

  1    46    10,205      2,340       2,340    2,000,000    2,325      2,325   2,000,000    2,086      2,086    2,000,000    10,716
  2    47    10,205      8,980       8,980    2,000,000    8,611      8,611   2,000,000    7,692      7,692    2,000,000    21,967
  3    48    10,205     15,998      15,998    2,000,000   15,221     15,221   2,000,000   13,143     13,143    2,000,000    33,781
  4    49    10,205     23,406      23,406    2,000,000   22,164     22,164   2,000,000   18,431     18,431    2,000,000    46,186
  5    50    10,205     31,221      31,221    2,000,000   29,447     29,447   2,000,000   23,546     23,546    2,000,000    59,211

  6    51    10,205     43,011      43,011    2,000,000   39,781     39,781   2,000,000   30,982     30,982    2,000,000    72,887
  7    52    10,205     55,683      55,683    2,000,000   50,626     50,626   2,000,000   38,173     38,173    2,000,000    87,247
  8    53    10,205     69,183      69,183    2,000,000   61,986     61,986   2,000,000   45,099     45,099    2,000,000   102,325
  9    54    10,205     83,567      83,567    2,000,000   73,865     73,865   2,000,000   51,734     51,734    2,000,000   118,157
 10    55    10,205     98,893      98,893    2,000,000   86,259     86,259   2,000,000   58,049     58,049    2,000,000   134,781

 11    56    10,205    115,223     115,223    2,000,000   99,160     99,160   2,000,000   64,011     64,011    2,000,000   152,235
 12    57    10,205    132,621     132,621    2,000,000  112,557    112,557   2,000,000   69,582     69,582    2,000,000   170,563
 13    58    10,205    151,142     151,142    2,000,000  126,435    126,435   2,000,000   74,722     74,722    2,000,000   189,806
 14    59    10,205    170,818     170,818    2,000,000  140,780    140,780   2,000,000   79,391     79,391    2,000,000   210,012
 15    60    10,205    191,720     191,720    2,000,000  155,557    155,557   2,000,000   83,530     83,530    2,000,000   231,229

 16    61    10,205    213,891     213,891    2,000,000  170,713    170,713   2,000,000   87,063     87,063    2,000,000   253,506
 17    62    10,205    237,420     237,420    2,000,000  186,176    186,176   2,000,000   89,897     89,897    2,000,000   276,897
 18    63    10,205    262,774     262,774    2,000,000  201,831    201,831   2,000,000   91,898     91,898    2,000,000   301,457
 19    64    10,205    289,844     289,844    2,000,000  217,517    217,517   2,000,000   92,890     92,890    2,000,000   327,246
 20    65    10,205    318,595     318,595    2,000,000  233,037    233,037   2,000,000   92,666     92,666    2,000,000   354,324

 21    66         0    339,329     339,329    2,000,000  237,853    237,853   2,000,000   81,451     81,451    2,000,000   372,040
 22    67         0    361,300     361,300    2,000,000  241,359    241,359   2,000,000   68,687     68,687    2,000,000   390,642
 23    68         0    384,555     384,555    2,000,000  243,228    243,228   2,000,000   54,110     54,110    2,000,000   410,174
 24    69         0    409,145     409,145    2,000,000  243,097    243,097   2,000,000   37,437     37,437    2,000,000   430,683
 25    70         0    435,114     435,114    2,000,000  240,502    240,502   2,000,000   18,301     18,301    2,000,000   452,217

 26    71         0    462,504     462,504    2,000,000  234,806    234,806   2,000,000        0          0            0   474,828
 27    72         0    491,349     491,349    2,000,000  224,986    224,986   2,000,000        0          0            0   498,569
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NLIAC Pinnacle Series Survivorship Variable Universal
    Life prospectus package and is not valid unless all pages are attached. ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).
-------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                        ( , FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
             BASIC LEDGER FOR -PROSPECT1- AND -PROSPECT2-(CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                          CURRENT POLICY CHARGES          GUARANTEED POLICY CHARGES          GUARANTEED POLICY CHARGES
                             SEPARATE ACCOUNT                 SEPARATE ACCOUNT                   SEPARATE ACCOUNT
                       GROSS RATE OF RETURN OF 8.00%    GROSS RATE OF RETURN OF 8.00%       GROSS RATE OF RETURN OF 0%
                        NET RATE OF RETURN OF 7.12%      NET RATE OF RETURN OF 7.12%        NET RATE OF RETURN OF -0.81%
                        FIXED ACCOUNT RATE OF 6.05%      FIXED ACCOUNT RATE OF 6.05%        FIXED ACCOUNT RATE OF 3.00%
            ------------------------------------------------------------------------------------------------------------------------
END  YNGR    GROSS                  CASH       LIFE                   CASH      LIFE                   CASH       LIFE      PREMIUM
 OF  INSRD. PREMIUM   CASH VALUE  SURRENDER  INSURANCE  CASH VALUE  SURRENDER INSURANCE  CASH VALUE  SURRENDER  INSURANCE  ACCUM. AT
YEAR  AGE                           VALUE     BENEFIT                 VALUE   BENEFIT                 VALUE     BENEFIT      5.0%
---------
 28    73         0      521,853     521,853  2,000,000   210,260   210,260   2,000,000       0           0        0         523,498
 29    74         0      553,973     553,973  2,000,000   188,999   188,999   2,000,000       0           0        0         549,673
 30    75         0      587,630     587,630  2,000,000   159,414   159,414   2,000,000       0           0        0         577,156

 31    76         0      622,807     622,807  2,000,000   119,424   119,424   2,000,000       0           0        0         606,014
 32    77         0      659,472     659,472  2,000,000    66,536    66,536   2,000,000       0           0        0         636,315
 33    78         0      697,566     697,566  2,000,000         0         0           0       0           0        0         668,130
 34    79         0      737,012     737,012  2,000,000         0         0           0       0           0        0         701,537
 35    80         0      777,722     777,722  2,000,000         0         0           0       0           0        0         736,614

 36    81         0      819,608     819,608  2,000,000         0         0           0       0           0        0         773,445
 37    82         0      862,573     862,573  2,000,000         0         0           0       0           0        0         812,117
 38    83         0      906,531     906,531  2,000,000         0         0           0       0           0        0         852,723
 39    84         0      951,404     951,404  2,000,000         0         0           0       0           0        0         895,359
 40    85         0      997,104     997,104  2,000,000         0         0           0       0           0        0         940,127

 41    86         0    1,044,053   1,044,053  2,000,000         0         0           0       0           0        0         987,133
 42    87         0    1,091,853   1,091,853  2,000,000         0         0           0       0           0        0       1,036,490
 43    88         0    1,140,494   1,140,494  2,000,000         0         0           0       0           0        0       1,088,314
 44    89         0    1,190,075   1,190,075  2,000,000         0         0           0       0           0        0       1,142,730
 45    90         0    1,240,800   1,240,800  2,000,000         0         0           0       0           0        0       1,199,866

 46    91         0    1,293,005   1,293,005  2,000,000         0         0           0       0           0        0       1,259,860
 47    92         0    1,347,169   1,347,169  2,000,000         0         0           0       0           0        0       1,322,853
 48    93         0    1,403,952   1,403,952  2,000,000         0         0           0       0           0        0       1,388,995
 49    94         0    1,464,238   1,464,238  2,000,000         0         0           0       0           0        0       1,458,445
 50    95         0    1,529,204   1,529,204  2,000,000         0         0           0       0           0        0       1,531,367

 51    96         0    1,600,404   1,600,404  2,000,000         0         0           0       0           0        0       1,607,936
 52    97         0    1,679,890   1,679,890  2,000,000         0         0           0       0           0        0       1,688,332
 53    98         0    1,770,376   1,770,376  2,000,000         0         0           0       0           0        0       1,772,749
 54    99         0    1,875,471   1,875,471  2,000,000         0         0           0       0           0        0       1,861,386
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NLIAC Pinnacle Series Survivorship Variable Universal
    Life prospectus package and is not valid unless all pages are attached. ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).
-------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                        ( , FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
            BASIC LEDGER FOR -PROSPECT1- AND -PROSPECT2- (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                          CURRENT POLICY CHARGES          GUARANTEED POLICY CHARGES          GUARANTEED POLICY CHARGES
                             SEPARATE ACCOUNT                 SEPARATE ACCOUNT                   SEPARATE ACCOUNT
                       GROSS RATE OF RETURN OF 8.00%    GROSS RATE OF RETURN OF 8.00%       GROSS RATE OF RETURN OF 0%
                        NET RATE OF RETURN OF 7.12%      NET RATE OF RETURN OF 7.12%        NET RATE OF RETURN OF -0.81%
                        FIXED ACCOUNT RATE OF 6.05%      FIXED ACCOUNT RATE OF 6.05%        FIXED ACCOUNT RATE OF 3.00%
            ------------------------------------------------------------------------------------------------------------------------
END  YNGR    GROSS                  CASH       LIFE                   CASH      LIFE                   CASH       LIFE      PREMIUM
 OF  INSRD. PREMIUM   CASH VALUE  SURRENDER  INSURANCE  CASH VALUE  SURRENDER INSURANCE  CASH VALUE  SURRENDER  INSURANCE  ACCUM. AT
YEAR  AGE                           VALUE     BENEFIT                 VALUE   BENEFIT                 VALUE     BENEFIT      5.0%
---------
 55    100      0      2,000,000   2,000,000  2,000,000     0          0        0            0          0         0       1,954,456
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NLIAC Pinnacle Series Survivorship Variable Universal
    Life prospectus package and is not valid unless all pages are attached. ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).
-------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                        ( , FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
            BASIC LEDGER FOR -PROSPECT1- AND -PROSPECT2-




-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                CURRENT POLICY CHARGES
                                                                                                SEPARATE ACCOUNT GROSS
                                                                                                RATE OFRETURN OF 8.00%
                                                                                              NET RATE OF RETURN OF 7.12%
                                                                                              FIXED ACCOUNT RATE OF 6.05%
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              MORT-
                                                                    COST OF   ALITY    SUM
                     SALES     TAXES            COST OF  CHARGES     ADDI-    AND     OF ALL          CASH     LIFE      PREMIUM
             GROSS   EXPENSE    ON     CONTRACT   IN-    FOR EXTRA  TIONAL   EXPENSE  DEDUC- CASH   SURRENDER  INSURANCE ACCUM. AT
End    Yngr  PREMIUM CHARGE   PREMIUM  CHARGES  SURANCE  RATINGS    BENEFITS CHARGE   TIONS  VALUE    VALUE     BENEFIT   5.0%
of    Insrd -----------------------------------------------------------------------------------------------------------------------
Year    Age
 1     46    10,205  5,792    332      1,920        20      0        0            18  8,081    2,340     2,340  2,000,000    10,716
 2     47    10,205  2,730    332      1,020        65      0        0            51  4,197    8,980     8,980  2,000,000    21,967
 3     48    10,205  2,730    332      1,020       119      0        0            88  4,289   15,998    15,998  2,000,000    33,781
 4     49    10,205  2,730    332      1,020       184      0        0           128  4,394   23,406    23,406  2,000,000    46,186
 5     50    10,205  2,730    332      1,020       259      0        0           170  4,510   31,221    31,221  2,000,000    59,211

 6     51    10,205    179    332        300       258      0        0           230  1,298   43,011    43,011  2,000,000    72,887
 7     52    10,205     77    332        300       256      0        0           298  1,262   55,683    55,683  2,000,000    87,247
 8     53    10,205     77    332        300       254      0        0           369  1,332   69,183    69,183  2,000,000   102,325
 9     54    10,205     77    332        300       252      0        0           446  1,406   83,567    83,567  2,000,000   118,157
10     55    10,205     77    332        300       250      0        0           527  1,486   98,893    98,893  2,000,000   134,781

11     56    10,205     77    332        300       248      0        0           614  1,571  115,223   115,223  2,000,000   152,235
12     57    10,205     77    332        300       246      0        0           707  1,661  132,621   132,621  2,000,000   170,563
13     58    10,205     77    332        300       260      0        0           805  1,773  151,142   151,142  2,000,000   189,806
14     59    10,205     77    332        300       312      0        0           910  1,930  170,818   170,818  2,000,000   210,012
15     60    10,205     77    332        300       370      0        0         1,021  2,099  191,720   191,720  2,000,000   231,229

16     61    10,205     77    332        300       462      0        0         1,139  2,310  213,891   213,891  2,000,000   253,506
17     62    10,205     77    332        300       550      0        0         1,265  2,523  237,420   237,420  2,000,000   276,897
18     63    10,205     77    332        300       654      0        0         1,014  2,376  262,774   262,774  2,000,000   301,457
19     64    10,205     77    332        300       774      0        0           981  2,464  289,844   289,844  2,000,000   327,246
20     65    10,205     77    332        300       915      0        0         1,079  2,702  318,595   318,595  2,000,000   354,324

21     66         0      0      0        300     1,086      0        0           492  1,878  339,329   339,329  2,000,000   372,040
22     67         0      0      0        300     1,286      0        0           524  2,110  361,300   361,300  2,000,000   390,642
23     68         0      0      0        300     1,520      0        0           558  2,378  384,555   384,555  2,000,000   410,174
24     69         0      0      0        300     1,795      0        0           594  2,688  409,145   409,145  2,000,000   430,683
25     70         0      0      0        300     2,114      0        0           631  3,046  435,114   435,114  2,000,000   452,217

26     71         0      0      0        300     2,487      0        0           671  3,458  462,504   462,504  2,000,000   474,828
-----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NLIAC Pinnacle Series Survivorship Variable Universal
    Life prospectus package and is not valid unless all pages are attached. ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).
-------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                       ( , FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
            BASIC LEDGER FOR -PROSPECT1- AND -PROSPECT2-



----------------------------------------------------------------------------------------------
                                                                              MORT-
                                                                    COST OF   ALITY    SUM
                     SALES     TAXES            COST OF  CHARGES     ADDI-    AND     OF ALL
             GROSS   EXPENSE    ON     CONTRACT   IN-    FOR EXTRA  TIONAL   EXPENSE  DEDUC-
End    Yngr  PREMIUM CHARGE   PREMIUM  CHARGES  SURANCE  RATINGS    BENEFITS CHARGE   TIONS
of    Insrd ----------------------------------------------------------------------------------
Year    Age
27     72    0       0          0      300        2,921      0         0       713     3,935
28     73    0       0          0      300        3,426      0         0       588     4,313
29     74    0       0          0      300        4,015      0         0       536     4,851
30     75    0       0          0      300        4,704      0         0       569     5,573

31     76    0       0          0      300        5,512      0         0       604     6,416
32     77    0       0          0      300        6,457      0         0       639     7,396
33     78    0       0          0      300        7,557      0         0       677     8,534
34     79    0       0          0      300        8,828      0         0       715     9,843
35     80    0       0          0      300       10,276      0         0       755    11,332

36     81    0       0          0      300       11,893      0         0       797    12,990
37     82    0       0          0      300       13,683      0         0       839    14,822
38     83    0       0          0      300       15,630      0         0       882    16,812
39     84    0       0          0      300       17,718      0         0       927    18,945
40     85    0       0          0      300       19,954      0         0       972    21,226

41     86    0       0          0      300       22,302      0         0       551    23,153
42     87    0       0          0      300       24,721      0         0       533    25,554
43     88    0       0          0      300       27,164      0         0       557    28,021
44     89    0       0          0      300       29,569      0         0       581    30,450
45     90    0       0          0      300       31,841      0         0       606    32,747

46     91    0       0          0      300       33,866      0         0       632    34,798
47     92    0       0          0      300       35,530      0         0       659    36,488
48     93    0       0          0      300       36,692      0         0       686    37,678
49     94    0       0          0      300       37,179      0         0       715    38,194
50     95    0       0          0      300       36,770      0         0       747    37,817

51     96    0       0          0      300       35,181      0         0       780    36,262
52     97    0       0          0      300       32,038      0         0       818    33,156

----------------------------------------------------------------------------------------------




---------------------------------------------------------------------
                  CURRENT POLICY CHARGES
                  SEPARATE ACCOUNT GROSS
                  RATE OFRETURN OF 8.00%
                NET RATE OF RETURN OF 7.12%
                FIXED ACCOUNT RATE OF 6.05%
---------------------------------------------------------------------
                                CASH         LIFE           PREMIUM
               CASH           SURRENDER      INSURANCE      ACCUM. AT
End    Yngr    VALUE            VALUE        BENEFIT        5.0%
of    Insrd ---------------------------------------------------------
Year    Age
27     72          491,349       491,349     2,000,000         498,569
28     73          521,853       521,853     2,000,000         523,498
29     74          553,973       553,973     2,000,000         549,673
30     75          587,630       587,630     2,000,000         577,156

31     76          622,807       622,807     2,000,000         606,014
32     77          659,472       659,472     2,000,000         636,315
33     78          697,566       697,566     2,000,000         668,130
34     79          737,012       737,012     2,000,000         701,537
35     80          777,722       777,722     2,000,000         736,614

36     81          819,608       819,608     2,000,000         773,445
37     82          862,573       862,573     2,000,000         812,117
38     83          906,531       906,531     2,000,000         852,723
39     84          951,404       951,404     2,000,000         895,359
40     85          997,104       997,104     2,000,000         940,127

41     86        1,044,053     1,044,053     2,000,000         987,133
42     87        1,091,853     1,091,853     2,000,000       1,036,490
43     88        1,140,494     1,140,494     2,000,000       1,088,314
44     89        1,190,075     1,190,075     2,000,000       1,142,730
45     90        1,240,800     1,240,800     2,000,000       1,199,866

46     91        1,293,005     1,293,005     2,000,000       1,259,860
47     92        1,347,169     1,347,169     2,000,000       1,322,853
48     93        1,403,952     1,403,952     2,000,000       1,388,995
49     94        1,464,238     1,464,238     2,000,000       1,458,445
50     95        1,529,204     1,529,204     2,000,000       1,531,367

51     96        1,600,404     1,600,404     2,000,000       1,607,936
52     97        1,679,890     1,679,890     2,000,000       1,688,332
-----------------------------------------------------------------------



-------------------------------------------------------------------------------
This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NLIAC Pinnacle Series Survivorship Variable Universal
    Life prospectus package and is not valid unless all pages are attached. ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).
-------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                        ( ,FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION
             BASIC LEDGER FOR -PROSPECT1- AND -PROSPECT2-(CONTINUED)


---------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------
                                                                              MORT-
                                                                    COST OF   ALITY    SUM
                     SALES     TAXES            COST OF  CHARGES     ADDI-    AND     OF ALL
             GROSS   EXPENSE    ON     CONTRACT   IN-    FOR EXTRA  TIONAL   EXPENSE  DEDUC-
End    Yngr  PREMIUM CHARGE   PREMIUM  CHARGES  SURANCE  RATINGS    BENEFITS CHARGE   TIONS
of    Insrd ---------------------------------------------------------------------------------
Year    Age
53      98   0       0          0         300     26,841      0         0       860    28,002
54      99   0       0          0         300     18,914      0         0       909    20,122
55     100   0       0          0         300      7,327      0         0       965     8,592
---------------------------------------------------------------------------------------------





-----------------------------------------------------
             CURRENT POLICY CHARGES
             SEPARATE ACCOUNT GROSS
             RATE OFRETURN OF 8.00%
           NET RATE OF RETURN OF 7.12%
           FIXED ACCOUNT RATE OF 6.05%
-----------------------------------------------------


                         CASH       LIFE      PREMIUM
             CASH      SURRENDER  INSURANCE  ACCUM. AT
End    Yngr  VALUE       VALUE     BENEFIT     5.0%
of    Insrd-------------------------------------------
Year    Age
53      98  1,770,376   1,770,376 2,000,000  1,772,749
54      99  1,875,471   1,875,471 2,000,000  1,861,386
55     100  2,000,000   2,000,000 2,000,000  1,954,456
------------------------------------------------------



-------------------------------------------------------------------------------
This policy has been checked for all years and is NOT a Modified Endowment. Any future premium payments, face amount or rider changes could affect this. Your agent must be a NYLIFE Securities Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NLIAC Pinnacle Series Survivorship Variable Universal
    Life prospectus package and is not valid unless all pages are attached. ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY
                            NYLIFE DISTRIBUTORS INC.
THIS ILLUSTRATION IS NOT VALID WITHOUT THE EXPLANATION AND FOOTNOTES PAGE (FORM
                                    11940).
-------------------------------------------------------------------------------

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
  FTIS V2002.3, PREPARED ON 09/27/2002 @ 11:45 AM ( , MALE, 45, PREFERRED)
                        ( , FEMALE, 45, PREFERRED, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION EXPLANATION AND FOOTNOTES PAGE (FORM 11940) FOR -PROSPECT1- AND -PROSPECT2-



ABOUT YOUR ILLUSTRATION

This illustration is for a flexible premium NYLIAC Pinnacle Series Survivorship Variable Universal Life Insurance policy ("Policy") offered by New York Life Insurance and Annuity Corporation ("NYLIAC"). The Policy provides life provides life insurance protection on two lives ("the insured's"), and pays Policy proceeds when the last surviving insured dies while the policy is in effect. The Policy offers flexible premium payments, a choice of three life insurance benefit options, loan and partial surrender privileges, increases (subject to underwriting) and decreases to the Policy's face amount of life insurance, additional benefits through the use of optional riders and the availability to allocate premium payments among a variety of investment options, including thirty-two variable Investment Divisions and a Fixed Account with a guaranteed interest rate. Please check the prospectus for Investment Division availability.


FREE-LOOK PERIOD

Generally, within twenty days (ten days for New York) after delivery, the Policy can be returned to the Corporation or to the Registered Representative through whom it was purchased, for a full refund under the terms of the Policy. The net premium payments made during the Free Look period are initially allocated in their entirety to the MainStay VP Cash Management Investment Division. After this period, they are reallocated to the investment options in accordance with the policyowner's election. Amounts shown in this illustration will vary based on the allocation.

ILLUSTRATED POLICY VALUES

This illustration shows Policy values using the assumptions determined by you and your NYLIFE Securities Registered Representative as to the investment rate of return, premium payments, life insurance benefit option, face amount, Policy transactions, and Policy changes. The values could be affected by increasing, decreasing or making unplanned premium payments, or by any loan or partial surrender or by transfers among premium allocation alternatives. the illustrated values are end o the Policy year values. The cash surrender value is the accumulated cash value, any additional contract charge and any outstanding Policy loan (including any accrued loan interest). The amount of Policy proceeds payable depends upon the terms of the Policy, and optional riders.

This illustration of Policy values is not a part of the Policy and does not constitute a contract. It must be preceded or accompanied by a current NYLIAC Pinnacle Series Survivorship Variable Universal Life Prospectus and updating supplements (if any) containing detailed information about the Policy, including a discussion of all charges and expenses. You should carefully read and retain the prospectus and any supplements for your reference. Additional copies of the current prospectus are available upon request from your NYLIFE Securities Registered Representative.

All values reflect timely payment of modal premiums. Changes in these assumptions will affect the illustrated values.

ALLOCATION OF PREMIUM PAYMENTS

The Policy allows net premium payments to be allocated to a maximum of twenty-one of the various Investment Divisions and the Fixed Account. The Policy also allows transfers among the various Investment Divisions and/or to the Fixed Account. However, transfers from the Fixed Account are limited. See the Prospectus for more details. The amount in the Fixed Account is part of NYLIAC's General Account. NYLIAC guaranteed the amount in the Fixed Account will earn a minimum interest rate of 3.00%. The amounts allocated to the Investment Divisions are part of a Separate Account. The Investment Divisions of the Separate Account do not guarantee a minimum rate of investment return or protect against asset depreciation.

ILLUSTRATED RATES OF RETURN

The hypothetical net rates of return illustrated reflect a reduction from the gross rate of return for the underlying fund charges, which is based on an average of the charges for all the Investment Divisions currently offered with this policy.

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
    FTIS v2002.3, Prepared on 09/27/2002 @ 11:45 AM ( , Male, 45, Preferred)
                       ( , Female, 45, Preferred, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION EXPLANATION AND FOOTNOTES PAGE (FORM 11940) FOR -PROSPECT1- AND -PROSPECT2-
                                  (CONTINUED)



The hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and depend on a number of factors, including the allocation of premium payments made by a policyowner and the investment experience of each Investment Division. The life insurance, Cash value and cash surrender value will differ if the actual rates of return fluctuated above or below the average rate of return shown in individual Policy years even though the average was achieved over time, or if loans or partial surrenders not shown were taken. The duration of coverage, the amount of any variable life insurance or a Cash value may increase or decrease in accordance with the investment experience of the Separate Account. No representation can be made by NYLIAC or the Investment Divisions of the Separate Account that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.

POLICY CHARGES AND EXPENSES

The accompanying illustration reflects the deduction of all charges under the Policy. Each Monthly Deduction Day during the first five Policy Years, we deduct a per thousand face amount charge. This charge will not exceed $0.03 per $1,000 of the policy's base Face Amount plus the term insurance benefit of any riders. The illustrated values reflect the deduction of underlying Investment Division expenses, which are based on the Weighted Charge for the Specified Investment Divisions, which vary with the Investment Divisions selected by the policyowner. In addition, the illustrated values reflect a sales expense charge in year 1 of 56.75% of each premium paid up to the Target Premium and 2.75% of each premium paid in excess of the Target Premium. In Policy Years 2-5 the sales expense charge is 26.75% of each premium paid up to the Target Premium and 2.75% of each premium paid in excess of the Target Premium. In Policy Year 6, the sales expense charge is 1.75% of each premium paid up to the Target Premium and 1.75% of each premium paid in excess of the Target Premium. In Policy Years 7 and beyond, the sales expense charge is 0.75% of each premium paid up to the Target Premium and 0.75% of each premium paid in excess of the Target Premium. The maximum sales expense charge in year 1 is 56.75% of each premium paid up to the Target Premium and 3.75% of each premium paid in excess of the Target Premium. In Policy Years 2-5 the maximum sales expense charge is 26.75% of each premium paid up to the Target Premium and 3.75% of each premium paid in excess of the Target Premium. In Policy Years 6 and beyond, the maximum sales expense charge is 1.75% of each premium paid up to the Target Premium and 1.75% of each premium paid in excess of the Target Premium. In addition, a state tax of 2.00% of each premium, a federal tax (if applicable) of 1.25% of each premium, current monthly cost of insurance charges which are calculated by multiplying the net amount at risk ( the difference between the current life insurance benefit and the Policy's cash value) by the current monthly cost of insurance rates, rider charges (if applicable) and current contract charges of $100 in Policy Year 1 and $25 in Policy Years 2 and beyond, applied monthly, are deducted. Lastly, we deduct on a monthly basis a mortality and expense risk charge from the assets in the separate account. In Policy Years 1-20 a mortality and expense risk charge of up to .55% of the separate account value is deducted from the Policy cash value. In Policy Years 21+, the mortality and expense risk charge is up to .35% of the separate account value is deducted from the policy's Cash Value. The rate used to calculate the mortality and expenses risk charge will be reduced based on the Policy's separate account value as follows: less than $250,000 - 0.00%; at least $250,000 but less than $500,000 - 0.20%; at least $500,000 but less than $1 million - 25%; more than $1 million - 0.30%. The maximum mortality and expense risk charge is 1.00% for all years. See your prospectus for further details and information on the other charges made against the underlying portfolios. Separate Account values are not guaranteed either as to principal or interest.

PARTIAL SURRENDERS

Partial surrenders may be taken from the policy's cash surrender value at any time within limits. The minimum amount for a partial surrender is $500. A withdrawal fee, not to exceed the lesser of $25 or 2% of the amount withdrawn, will be deducted from the remaining value each time a partial surrender is taken. If a partial surrender reduces the face amount of the policy below $100,000, we may require the policy to be surrendered.

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
    FTIS v2002.3, Prepared on 09/27/2002 @ 11:45 AM ( , Male, 45, Preferred)
                       ( , Female, 45, Preferred, AD101)

[NEW YORK LIFE LOGO]

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
   NYLIAC PINNACLE SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE ILLUSTRATION EXPLANATION AND FOOTNOTES PAGE (FORM 11940) FOR -PROSPECT1- AND -PROSPECT2-
                                  (CONTINUED)




LOANS AND LOAN INTEREST

The illustration reflects the charges relating to any Policy loan or partial surrender shown. The current effective annual loan interest rate is 4.00% in years 1-10 and 3.25% in years 11 and subsequent. The policy will be used as collateral to secure the loan. That portion of the cash value which equals the amount of any unpaid loan will be credited with an interest rate currently equal to 3%.

Accessing the policy's cash values through policy loans or partial withdrawals will reduce the death benefit, could necessitate greater cash outlay than originally anticipated and, possibly, could result in an unexpected taxable event. Unpaid loan interest will be added to the policy's outstanding loan balance. If the total loan balance exceeds the cash value less any applicable surrender charges, your policy may lapse unless additional payments are made. Surrendering it or allowing it to lapse at that time may result in taxable ordinary income being reported to the policyowner and the IRS. If large loans are taken, there may not be sufficient cash surrender value to cover the potential tax payable to the IRS.

GUIDELINE PREMIUM TEST Under Internal Revenue Code Section 7702, there are two different tests that may be used to determine whether an insurance policy meets the definition of life insurance: the Cash Value Accumulation Test (CVAT) and the Guideline Premium Test. Generally, the Guideline Premium Test allows you to accumulate more cash value over time without increasing the death benefit than the CVAT for a given initial death benefit. The CVAT allows greater premiums to be paid in the early policy years than the Guideline Premium Test allows. Once this test is elected it cannot be changed. This illustration assumes that the Guideline Premium Test is used.

TAXATION OF A MODIFIED ENDOWMENT CONTRACT

Some life insurance policies may be classified as a Modified Endowment Contract
(MEC) under the Internal Revenue Code. If at any time during the first 7 policy years, or within 7 policy years of a material change, the cumulative premium exceed the cumulative modified endowment premium, this Policy will be deemed a modified endowment contract and subsequent distributions, including loans and partial surrenders, will be included as taxable income to the extent there is gain in the contract. In addition, a 10% tax penalty may be assessed on distribution prior to age 59 1/2.

LIFE INSURANCE LIMIT The maximum amount of life insurance protection available is subject to Company limits.

Life expectancy (LE) represents the life expectancy of the younger insured.

This illustration is not to be relied upon for tax advice. Please consult your tax and legal advisors. THE TAX STATUS OF THE POLICY AS IT APPLIES TO THE POLICYOWNER SHOULD BE REVIEWED EACH YEAR.

STR VS. BASE COVERAGE

You should consider a number of factors when deciding whether to purchase insurance under the STR. If the cost is your priority you should consider the STR since the sales expense charges may be lower by using STR. The more premium you pay, the more you may save. However, the cost of insurance charges differ under the STR than the base policy. Under the STR, they are lower in the early years and higher in the later years. This can impact the Policy in different ways depending on the premium funding level and the Policy's investment experience. You should review several illustrations with various combinations of base Policy and STR coverage and of various hypothetical rates of return. There is no exact right or wrong amount of STR coverage to choose since actual Policy experience will determine the benefits realized. Your choice should be based on your own plans with respect to your premium amounts, level of risk tolerance and the length of time you plan to hold the Policy. You should carefully evaluate all these factors and discuss all Policy options with your registered representative. Please see your prospectus for more details.

     Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.
    FTIS v2002.3, Prepared on 09/27/2002 @ 11:45 AM ( , Male, 45, Preferred)
                       ( , Female, 45, Preferred, AD101)